UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  08/19/2009

ANESIVA, INC.
(Exact name of registrant as specified in its charter)

Commission File Number:  000-50573

Delaware	77-0503399
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

400 Oyster Point, Suite 502
South San Francisco, CA 94080
(Address of principal executive offices, including zip code)

(650) 624-9600
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Dr. William Houghton's employment terminated and Dr. Houghton ceased to serve as Senior Vice President, Chief Medical Officer for Anesiva, Inc. (the "Company"), effective August 19, 2009. The Company entered into a separation agreement with Dr. Houghton on August 19, 2009 (the "Separation Agreement"). Dr. Houghton will receive severance benefits pursuant to the Separation Agreement including: (i) severance payments in the form of the continuation of Dr. Houghton's base salary as in effect on Dr. Houghton's termination date through February 28, 2010; (ii) housing relocation payments through September 2009; and (iii) payment of COBRA premiums through March 31, 2010. Severance payments will be deferred by the duration of any company-wide furlough periods. Under the terms of the Separation Agreement, the Company also engaged Dr. Houghton to provide certain consulting services through February 28, 2010. The Separation Agreement also includes a waiver and release of claims by Dr. Houghton. The foregoing description of the material terms of the Separation Agreement does not purport to be complete and is qualified in its entirety by the text of the agreement, a copy of which will be filed as an exhibit to Anesiva's Quarterly Report on Form 10-Q for the quarter ended September 30, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANESIVA, INC.

Date: August 21, 2009	By:	/s/ John H. Tran
John H. Tran
VP, Finance & Chief Accounting Officer